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                                                        Exhibit 23

                           Ernst & Young Letterhead



                       Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52605) pertaining to the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust (Amended and Restated) of our report dated May 26, 1995, with respect to the financial statements and supplemental schedules of the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust (Amended and Restated) included in this Annual Report (Form 11-K) for the year ended December 31, 1994.



                               ERNST & YOUNG LLP

June 26, 1995